Exhibit 99.1
FLEETCOR Reports Fourth Quarter and Fiscal Year 2018 Financial Results

PEACHTREE CORNERS, Ga., February 6, 2019 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global provider of commercial payment solutions, today reported financial results for its fourth quarter and year ended December 31, 2018.

“Our Q4 revenues and profits finished the year on a high note with revenue up 11% and adjusted net income per diluted share up 15% compared to the fourth quarter of 2017. These results were driven by strong execution across all lines of business resulting in organic growth of 11%, and record sales up 20% year over year in the fourth quarter. Fiscal year 2018 was another great year, driven by increases in revenues of 13% and adjusted net income per diluted share, which increased 23%,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “For 2019, we expect each of our four primary product categories - fuel, toll, lodging, and corporate payments - to continue to drive our Company’s growth as we focus relentlessly on execution in order to win new clients, open up new geographies, and provide improved value over a broader range of spend categories.”

Financial Results for Fourth Quarter of 2018

GAAP Results

•	Total revenues, including the impact of the new revenue standard ASC 606, increased 5% to $643.4 million in the fourth quarter of 2018, compared to $610.0 million in the fourth quarter of 2017.

•
Net income increased 7% to $302.0 million in the fourth quarter of 2018, compared to $282.7 million in the fourth quarter of 2017. Included in the fourth quarter of 2018, was a gain of approximately $153 million from the sale of the Chevron portfolio. Included in the fourth quarter of 2017 was the favorable impact of adoption of the Tax Reform Act of $127.5 million.

•	Net income per diluted share increased 9% to $3.33 in the fourth quarter of 2018, compared to $3.05 per diluted share in the fourth quarter of 2017.

On January 1, 2018, the Company adopted FASB ASC Topic 606, "Revenue from Contracts with Customers" ("ASC 606") and related cost capitalization guidance, using the modified retrospective method by recognizing the cumulative effect of initially applying ASC 606 as an adjustment to opening retained earnings at January 1, 2018. As such, the Company is not required to restate comparative financial information prior to the adoption of ASC 606 and, therefore, such information for the three months and year ended December 31, 2017 continues to be reported under FASB ASC Topic 605, "Revenue Recognition" ("ASC 605"). The adoption of ASC 606 did not materially impact the Company’s financial position. For the three months ended December 31, 2018, the adoption of ASC 606 reduced revenue by $36.4 million and increased operating income by $2.5 million. The adoption of ASC 606 did not have a material impact on net income or net income per diluted share for the three months ended December 31, 2018.  A comparison of the current presentation under ASC 606 to the prior presentation under ASC 605 is provided below for the three months ended December 31, 2018:

(millions)	2018 Reported under ASC 606	2018 Impact of ASC 606	2018 Excluding Impact of Adoption of ASC 606

Revenue	$643.4	$36.4	$679.9
Operating Expense	$358.7	$38.9	$397.6
Operating Income	$284.7	$(2.5)	$282.3

The above table presents the U.S. GAAP financial measures of Revenue, Operating Expense and Operating Income as reported, as well as the impact of the adoption of ASC 606 on these measures for the period presented. The impact of the adoption of ASC 606 on net income and net income per diluted share was not material.

Non-GAAP Results1

•	Revenues under ASC 605 increased 11% to $679.9 million in the fourth quarter of 2018, compared to $610.0 million in the fourth quarter of 2017.

•	Adjusted net income[1] increased 12% to $252.0 million in the fourth quarter of 2018, compared to $224.1 million in the fourth quarter of 2017.

•	Adjusted net income per diluted share[1] increased 15% to $2.78 in the fourth quarter of 2018, compared to $2.42 per diluted share in the fourth quarter of 2017.

Financial Results for Fiscal Year 2018

GAAP Results

•	Total revenues increased 8% to $2,433.5 million in 2018, compared to $2,249.5 million in 2017.

•
Net income increased 10% to $811.5 million in 2018, compared to $740.2 million in 2017. Included in 2018 is the gain from the sale of the Chevron portfolio of approximately $153 million. Included in 2017 is the favorable impact of adoption of the Tax Reform Act of $127.5 million and a gain on the sale of Nextraq of $109.2 million.

•	Net income per diluted share increased 11% to $8.81 in 2018 compared, to $7.91 per diluted share in 2017.

Non-GAAP Results1

•	Revenues under ASC 605 increased 13% to $2,545.4 million in 2018, compared to $2,249.5 million in 2017.

•	Adjusted net income[1] increased 21% to $969.8 million in 2018, compared to $798.9 million in 2017.

•	Adjusted net income per diluted share[1] increased 23% to $10.53 in 2018, compared to $8.54 in 2017.

Fiscal Year 2019 Outlook

“Our outlook for 2019 is for organic revenue growth to be in the 9-11% range, consistent with our performance over the last several years. We expect this performance to be partially offset by a challenging macro environment, with fuel prices expected to be below 2018 levels, and unfavorable foreign exchange rates driven by a strong dollar, particularly in the first half of the year. The combined unfavorable revenue impact from these factors is expected to be approximately $50 million in 2019. As a result, we are guiding adjusted net income per diluted share to $11.55, at the midpoint, which represents a 10% growth from prior year,” said Eric Dey, chief financial officer, FLEETCOR Technologies, Inc.”

For fiscal year 2019, FLEETCOR Technologies, Inc. updated financial guidance is as follows:

•	Total revenues to be between $2,570 million and $2,630 million;

•	GAAP net income between $800 million and $830 million;

•	GAAP net income per diluted share between $9.05 and $9.35;

•	Adjusted net income to be between $1,015 million and $1,045 million; and

•	Adjusted net income per diluted share to be between $11.40 and $11.70.

FLEETCOR’s guidance assumptions for 2019 are as follows:

•	Weighted fuel prices equal to $2.60 per gallon average in the U.S. for those businesses sensitive to the movement in the retail price of fuel for the balance of the year;

•	Market spreads slightly below the 2018 average;

•	Foreign exchange rates equal to the seven-day average as of February 3, 2019;

•	Interest expense of $160 million;

•	Fully diluted shares outstanding of approximately 89.0 million shares;

•	An adjusted tax rate of 23% to 24%; and

•	No impact related to acquisitions or material new partnership agreements not already disclosed.

Fiscal First Quarter of 2019 Outlook

FLEETCOR experiences some seasonality and typically the first quarter is the lowest in terms of both revenue and profit. First quarter seasonality is impacted by weather, holidays in the U.S., and lower business levels in Brazil, due to summer break and the Carnival celebration that occurs in the first quarter. Also, the first quarter revenue will be impacted by unfavorable foreign exchange rates when compared to the first quarter of 2018, as well as the divestiture of the Chevron portfolio.

With that said, the Company is expecting first quarter adjusted net income per diluted share to be between $2.55 and $2.651. Additionally, volumes should build throughout the year, and new asset initiatives are also expected to gain momentum throughout the year resulting in higher revenue and earnings per share in the second through fourth quarters.

_______________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6. A reconciliation of the impact of the adoption of ASC 606 is provided in exhibit 7.

Subsequent Events
On January 14, 2019, FLEETCOR entered into an interest rate swap agreement to fix $2 billion of floating rate debt at 2.55%, on borrowings as of January 31, 2019. This action is expected to limit the risk from future interest rate hikes by reducing the portion of our debt that is exposed to floating rates. Also, on January 23, 2019, the FLEETCOR Board of Directors authorized an additional $500 million in share repurchases under the existing Share Repurchase Program, bringing the total current repurchase authorization to $551 million.
Conference Call

The Company will host a conference call to discuss fourth quarter and full year 2018 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Eric Dey, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers (201) 689-8560. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13687023. The replay will be available until Wednesday, February 13, 2019. The call will be webcast live from the Company's investor relations website at http://investor.fleetcor.com. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macro- economic conditions, expected growth opportunities and strategies, and estimated impact of these conditions on our operations and financial results, revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new customer arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such customer arrangements or acquired businesses; failure to successfully expand business internationally, risks related to litigation; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2017 and FLEETCOR’s quarterly reports on Form 10-Q for the three months ended March 31, 2018, June 30, 2018, and September 30, 2018. FLEETCOR believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FLEETCOR does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments except as specifically stated in this press release or to the extent required by law.

About Non-GAAP Financial Measures

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, amortization of the premium recognized on the purchase of receivables, and our proportionate share of amortization of intangible assets at our equity method investment, (c) other non-recurring items, including the impact of the 2017 Tax Cuts and Jobs Act, impairment charges, asset write-offs, restructuring costs, gains due to disposition of assets and a business, loss on extinguishment of debt, legal settlements, and the unauthorized access impact. We calculate adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted net income is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring gains, losses, and impairment charges do not necessarily reflect how our investments and business are performing. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP product revenue organic growth calculation is provided in the attached exhibit 5. A reconciliation of GAAP to non-GAAP guidance is provided in the attached exhibit 6. Furthermore, a reconciliation of the impact of the Company’s adoption of the new revenue standard, ASC 606, is provided in exhibit 7.

Management uses adjusted net income:

•	as measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted net income and adjusted net income per diluted share are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FLEETCOR

FLEETCOR Technologies (NYSE: FLT) is a leading global provider of commercial payment solutions. The Company helps businesses of all sizes better control, simplify and secure payment of their fuel, toll, lodging and other general payables. With its proprietary payment acceptance networks, FLEETCOR provides affiliated merchants with incremental sales and loyalty. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Australasia. For more information, please visit www.FLEETCOR.com.

Contact
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018¹	2017	2018¹	2017
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, net	$643,422	$609,991	$2,433,492	$2,249,538
Expenses:
Merchant commissions	—	30,443	—	113,133
Processing	131,609	113,184	487,695	429,613
Selling	46,667	47,863	182,593	170,717
General and administrative	104,453	112,648	389,172	387,694
Depreciation and amortization	67,230	65,829	274,609	264,560
Other operating, net	8,725	12	8,725	61
Operating income	284,738	240,012	1,090,698	883,760
Investment loss	—	667	7,147	53,164
Other (income) expense, net	(152,630)	190	(152,166)	(173,436)
Interest expense, net	38,207	30,825	138,494	107,146
Loss on extinguishment of debt	2,098	—	2,098	3,296
Total other (income) expense	(112,325)	31,682	(4,427)	(9,830)
Income before income taxes	397,063	208,330	1,095,125	893,590
Provision for income taxes	95,063	(74,366)	283,642	153,390
Net income	$302,000	$282,696	$811,483	$740,200
Basic earnings per share	$3.45	$3.15	$9.14	$8.12
Diluted earnings per share	$3.33	$3.05	$8.81	$7.91
Weighted average shares outstanding:
Basic shares	87,636	89,676	88,750	91,129
Diluted shares	90,703	92,623	92,151	93,594

[1]Reflects the impact of the Company's adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASC 606") and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effect of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606. See exhibit 7 for a reconciliation of the impact of adoption of ASC 606.

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	December 31, 2018	December 31, 2017
	(Unaudited)[1]
Assets
Current assets:
Cash and cash equivalents	$1,034,521	$913,595
Restricted cash	313,379	217,275
Accounts and other receivables (less allowance for doubtful accounts of $59,963 at December 31, 2018 and $46,031 at December 31, 2017, respectively)	1,422,439	1,420,011
Securitized accounts receivable — restricted for securitization investors	886,000	811,000
Prepaid expenses and other current assets	199,278	187,820
Total current assets	3,855,617	3,549,701
Property and equipment, net	186,201	180,057
Goodwill	4,542,074	4,715,823
Other intangibles, net	2,407,910	2,724,957
Investments	42,674	32,859
Other assets	147,632	114,962
Total assets	$11,182,108	$11,318,359
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,117,649	$1,437,314
Accrued expenses	261,594	238,472
Customer deposits	906,316	732,171
Securitization facility	886,000	811,000
Current portion of notes payable and lines of credit	1,184,616	805,512
Other current liabilities	118,669	71,033
Total current liabilities	4,474,844	4,095,502
Notes payable and other obligations, less current portion	2,748,431	2,902,104
Deferred income taxes	491,946	518,912
Other noncurrent liabilities	126,707	125,319
Total noncurrent liabilities	3,367,084	3,546,335
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized; 123,035,859 shares issued and 85,845,344 shares outstanding at December 31, 2018; and 122,083,059 shares issued and 89,803,982 shares outstanding at December 31, 2017	123	122
Additional paid-in capital	2,306,843	2,214,224
Retained earnings	3,817,656	2,958,921
Accumulated other comprehensive loss	(913,858)	(551,857)
Less treasury stock, 37,190,515 shares at December 31, 2018 and 32,279,077 shares at December 31, 2017	(1,870,584)	(944,888)
Total stockholders’ equity	3,340,180	3,676,522
Total liabilities and stockholders’ equity	$11,182,108	$11,318,359

[1] Reflects the impact of the Company's adoption of ASC 606 and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effect of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606. See exhibit 7 for a reconciliation of the impact of adoption of ASC 606.

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2018¹	2017¹
	(Unaudited)
Operating activities
Net income	$811,483	$740,200
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	52,936	46,599
Stock-based compensation	69,939	93,297
Provision for losses on accounts receivable	64,377	44,857
Amortization of deferred financing costs and discounts	5,342	6,952
Amortization of intangible assets	216,330	211,849
Amortization of premium on receivables	5,343	6,112
Loss on extinguishment of debt	2,098	3,296
Loss on write-off of fixed assets	8,793	—
Deferred income taxes	23,608	(247,712)
Investment loss	7,147	53,164
Gain on sale of assets/business	(152,750)	(174,983)
Other non-cash operating income	(186)	(61)
Changes in operating assets and liabilities (net of acquisitions/dispositions):
Accounts and other receivables	(155,648)	(431,003)
Prepaid expenses and other current assets	(27,650)	26,102
Other assets	(25,432)	(20,957)
Accounts payable, accrued expenses and customer deposits	(19,341)	322,346
Net cash provided by operating activities	886,389	680,058
Investing activities
Acquisitions, net of cash acquired	(20,843)	(705,257)
Purchases of property and equipment	(81,387)	(70,093)
Proceeds from disposal of assets/business	98,735	316,501
Other	(22,775)	(38,953)
Net cash used in investing activities	(26,270)	(497,802)
Financing activities
Proceeds from issuance of common stock	55,680	44,690
Repurchase of common stock	(958,696)	(402,393)
Borrowings on securitization facility, net	75,000	220,000
Deferred financing costs paid and debt discount	(4,927)	(12,908)
Proceeds from issuance of notes payable	467,503	780,656
Principal payments on notes payable	(602,378)	(423,156)
Borrowings from revolver	1,404,019	1,100,000
Payments on revolver	(1,009,968)	(1,031,722)
Payments on swing line of credit, net	(4,935)	(23,686)
Other	887	457
Net cash (used in) provided by financing activities	(577,815)	251,938
Effect of foreign currency exchange rates on cash	(65,274)	52,906
Net increase in cash and cash equivalents and restricted cash	217,030	487,100
Cash and cash equivalents and restricted cash, beginning of year	1,130,870	643,770
Cash and cash equivalents and restricted cash, end of year	$1,347,900	$1,130,870
Supplemental cash flow information
Cash paid for interest	$156,749	$113,416
Cash paid for income taxes	$207,504	$392,192
Non cash investing activity, notes assumed in acquisitions	$—	$29,341

[1] Reflects the impact of the Company's adoption of Accounting Standards Update 2016-18, Statement of Cash Flows (Topic 230), which was adopted by the Company on January 1, 2018 and applied retrospectively to results for 2017. The adoption of Topic 230 resulted in the statement of cash flows presenting the changes in the total of cash, cash equivalents and restricted cash. As a result, the Company will no longer present transfers between cash and cash equivalents and restricted cash in the statement of cash flows.

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017		2018	2017
Net income	$302,000	$282,696		$811,483	$740,200

Stock based compensation	15,732	24,400		69,939	93,297
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	53,776	55,893		227,015	233,280
Impairment of investment	—	—		7,147	44,600
Net gain on disposition of assets/business	(152,750)	—		(152,750)	(109,205)
Loss on write-off of fixed assets	8,793	—		8,793	—
Loss on extinguishment of debt	2,098	—		2,098	3,296
Non recurring loss due to merger of entities	—	—		—	2,028
Legal settlements	5,500	11,000		5,500	11,000
Restructuring costs	1,052	1,043		4,969	1,043
Unauthorized access impact	—	—		2,065	—
Total pre-tax adjustments	(65,799)	92,336		174,777	279,339
Income tax impact of pre-tax adjustments at the effective tax rate	15,753	(23,453)	[1]	(39,151)	(93,164)	[1]
Impact of tax reform	—	(127,466)		22,731	(127,466)
Adjusted net income	$251,954	$224,113		$969,840	$798,909
Adjusted net income per diluted share	$2.78	$2.42		$10.53	$8.54
Diluted shares	90,703	92,623		92,151	93,594

[1] Excludes the results of the Company's investments on our effective tax rate, as results from our investments are reported within the consolidated statements of income on a post-tax basis and no tax-over-book outside basis differences related to our investments reversed during 2017. Excludes impact of tax reform adjustments during the period included in our effective tax rate. Also excludes the net gain realized upon our disposition of Nextraq, representing a pretax gain of $175.0 million and tax on gain of $65.8 million. The tax on the gain is included in "Net gain on disposition of assets/business".

* Columns may not calculate due to rounding.

Exhibit 2
Transaction Volume and Revenues Per Transaction by Segment and by Product Category, on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per transaction)
(Unaudited)

The following table presents revenue and revenue per transaction, by segment.*
	As Reported				As Reported and Pro Forma for Impact of Adoption of ASC 606
	Three Months Ended December 31,				Year Ended December 31,
	2018¹	2017	Change	% Change	2018¹	2017¹	Change	% Change
NORTH AMERICA
- Transactions	531.7	541.3	(9.7)	(2)%	531.7	541.3	(9.7)	(2)%
'- Revenues, net per transaction	$0.80	$0.72	$0.08	11%	$0.80	$0.68	$0.12	18%
'- Revenues, net	$423.4	$387.8	$35.7	9%	$423.4	$365.5	$58.0	16%
INTERNATIONAL
- Transactions[2]	288.4	286.5	2.0	1%	288.4	286.5	2.0	1%
'- Revenues, net per transaction	$0.76	$0.78	$(0.01)	(2)%	$0.76	$0.76	$0.01	1%
'- Revenues, net	$220.0	$222.2	$(2.2)	(1)%	$220.0	$217.0	$3.0	1%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions	820.1	827.8	(7.7)	(1)%	820.1	827.8	(7.7)	(1)%
'- Revenues, net per transaction	$0.78	$0.74	$0.05	6%	$0.78	$0.70	$0.08	12%
'- Revenues, net	$643.4	$610.0	$33.4	5%	$643.4	$582.5	$61.0	10%

The following table presents revenue and revenue per transaction, by product category.*
	As Reported				Pro Forma and Macro Adjusted[4]
	Three Months Ended December 31,				Three Months Ended December 31,
	2018¹	2017	Change	% Change	2018¹	2017¹	Change	% Change
FUEL
'- Transactions	121.3	119.0	2.3	2%	121.3	119.0	2.3	2%
'- Revenues, net per transaction	$2.40	$2.36	$0.04	2%	$2.27	$2.12	$0.15	7%
'- Revenues, net	$291.4	$281.4	$10.1	4%	$275.7	$252.3	$23.5	9%
CORPORATE PAYMENTS
'- Transactions	13.6	10.8	2.8	26%	13.6	10.8	2.8	26%
'- Revenues, net per transaction	$8.54	$8.58	$(0.04)	—%	$8.61	$8.77	$(0.16)	(2)%
'- Revenues, net	$116.0	$92.6	$23.4	25%	$116.9	$94.7	$22.2	24%
TOLLS
- Transactions[2]	229.8	234.6	(4.8)	(2)%	229.8	234.6	(4.8)	(2)%
'- Revenues, net per transaction	$0.38	$0.39	$—	(1)%	$0.45	$0.39	$0.06	16%
'- Revenues, net	$88.2	$91.1	$(2.9)	(3)%	$103.4	$91.1	$12.3	13%
LODGING
'- Transactions	4.5	6.3	(1.8)	(29)%	4.5	6.4	(1.9)	(30)%
'- Revenues, net per transaction	$9.71	$6.44	$3.27	51%	$9.71	$6.51	$3.21	49%
'- Revenues, net	$43.4	$40.7	$2.7	7%	$43.4	$41.7	$1.7	4%
GIFT
'- Transactions	432.3	438.5	(6.2)	(1)%	432.3	438.5	(6.2)	(1)%
'- Revenues, net per transaction	$0.11	$0.11	$—	(2)%	$0.11	$0.11	$—	(2)%
'- Revenues, net	$48.0	$49.6	$(1.6)	(3)%	$48.0	$49.6	$(1.6)	(3)%
OTHER[3]
'- Transactions	18.7	18.6	0.1	1%	18.7	18.6	0.1	1%
'- Revenues, net per transaction	$3.01	$2.93	$0.08	3%	$3.12	$2.90	$0.22	8%
'- Revenues, net	$56.3	$54.6	$1.8	3%	$58.5	$54.1	$4.4	8%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions	820.1	827.8	(7.7)	(1)%	820.1	827.9	(7.8)	(1)%
'- Revenues, net per transaction	$0.78	$0.74	$0.05	6%	$0.79	$0.70	$0.08	12%
'- Revenues, net	$643.4	$610.0	$33.4	5%	$646.0	$583.5	$62.5	11%

[1] Reflects the impact of the Company's adoption of ASC 606 and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effect of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606. For purposes of comparability, 2017 revenue has been recast in this exhibit and is reconciled to GAAP in Exhibit 5, which includes certain estimates and assumptions made by the Company for the impact of ASC 606 on 2017 revenues, as the Company did not apply a full retrospective adoption.

[2] Reflects adjustments from previously disclosed amounts for the prior period to conform to current presentation.
[3] Other includes telematics, maintenance, food, and transportation related businesses.
[4] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by product, non gaap measures, to the gaap equivalent.
* Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography, Product and Source
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended December 31,				Year Ended December 31,
	2018[1]	%	2017	%	2018[1]	%	2017	%
US	$400	62%	$370	61%	$1,482	61%	$1,401	62%
Brazil	104	16%	108	18%	400	16%	395	18%
UK	65	10%	63	10%	258	11%	237	11%
Other	74	12%	70	11%	294	12%	218	10%
Consolidated Revenues, net	$643	100%	$610	100%	$2,433	100%	$2,250	100%
     *Columns may not calculate due to rounding.

Revenue by Product Category*	Three Months Ended December 31,				Year ended Ended December 31,
	2018[1]	%	2017	%	2018[1]	%	2017	%
Fuel	$291	45%	$281	46%	$1,097	45%	$1,096	49%
Corporate Payments	116	18%	93	15%	416	17%	262	12%
Tolls	88	14%	91	15%	339	14%	327	15%
Lodging	43	7%	41	7%	176	7%	127	6%
Gift	48	7%	50	8%	187	8%	194	9%
Other	56	9%	55	9%	220	9%	244	11%
Consolidated Revenues, net	$643	100%	$610	100%	$2,433	100%	$2,250	100%
*Columns may not calculate due to rounding.

Major Sources of Revenue*	Three Months Ended December 31,				Year ended Ended December 31,
	2018[1]	%	2017	%	2018[1]	%	2017	%
Processing and Program Revenue[2]	$320	50%	$313	51%	$1,253	51%	$1,093	49%
Late Fees and Finance Charges[3]	43	7%	36	6%	152	6%	141	6%
Miscellaneous Fees[4]	42	7%	32	5%	155	6%	129	6%
Discount Revenue (Fuel)[5]	94	15%	80	13%	351	14%	303	13%
Discount Revenue (NonFuel)[6]	55	9%	45	7%	194	8%	175	8%
Tied to Fuel-Price Spreads[7]	35	5%	54	9%	120	5%	220	10%
Merchant Program Revenue[8]	55	9%	50	8%	209	9%	189	8%
Consolidated Revenues, net	$643	100%	$610	100%	$2,433	100%	$2,250	100%

[1]  Reflects the impact of the Company's adoption of ASC 606 and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effect of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606. See exhibit 7 for a reconciliation of the impact of adoption of ASC 606.

[2] Includes revenue from customers based on accounts, cards, devices, transactions, load amounts and/or purchase amounts, etc. for participation in our various fleet and workforce related programs; as well as, revenue from partners (e.g., major retailers, leasing companies, oil companies, petroleum marketers, etc.) for processing and network management services. Primarily represents revenue from North American trucking, lodging, prepaid benefits, telematics, gift cards and toll related businesses.

[3] Fees for late payment and interest charges for carrying a balance charged to a customer.
[4] Non-standard fees charged to customers based on customer behavior or optional participation, primarily including high credit risk surcharges, over credit limit charges, minimum processing fees, printing and mailing fees, environmental fees, etc.

[5] Interchange revenue directly influenced by the absolute price of fuel and other interchange related to fuel products.
[6] Interchange revenue related to nonfuel products.
[7] Revenue derived from the difference between the price charged to a fleet customer for a transaction and the price paid to the merchant for the same transaction.
[8] Revenue derived primarily from the sale of equipment, software and related maintenance to merchants.
* We may not be able to precisely calculate revenue by source, as certain estimates were made in these allocations. Columns may not calculate due to rounding.

Exhibit 4
Segment Results2
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018[1]	2017	2018[1]	2017
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net:
North America	$423,432	$387,762	$1,571,466	$1,428,711
International	219,990	222,229	862,026	820,827
	$643,422	$609,991	$2,433,492	$2,249,538
Operating income:
North America	$178,772	$147,220	$673,868	$541,598
International	105,966	92,792	416,830	342,162
	$284,738	$240,012	$1,090,698	$883,760
Depreciation and amortization:
North America	$38,364	$34,458	$154,405	$139,418
International	28,866	31,371	120,204	125,142
	$67,230	$65,829	$274,609	$264,560
Capital expenditures:
North America	$3,814	$9,846	$36,514	$40,747
International	21,261	10,788	44,873	29,346
	$25,075	$20,634	$81,387	$70,093

[1]Reflects the impact of the Company's adoption of ASC 606 and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effect of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606. See exhibit 7 for a reconciliation of the impact of adoption of ASC 606.

[2]The results from our Cambridge business acquired in the third quarter of 2017 are reported in our North America segment.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Transactions by Product to GAAP
(In millions)
(Unaudited)

	Revenue		Transactions
	Three Months Ended December 31,		Three Months Ended December 31,
	2018*	2017*	2018*	2017*
FUEL
Pro forma and macro adjusted	$275.7	$252.3	121.3	119.0
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	22.1	—	—	—
Impact of foreign exchange rates	(6.4)	—	—	—
Impact of adoption of ASC 606	—	29.1	—	—
As reported	$291.4	$281.4	121.3	119.0
CORPORATE PAYMENTS
Pro forma and macro adjusted	$116.9	$94.7	13.6	10.8
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	0.1	—	—	—
Impact of foreign exchange rates	(1.0)	—	—	—
Impact of adoption of ASC 606	—	(2.1)	—	—
As reported	$116.0	$92.6	13.6	10.8
TOLLS
Pro forma and macro adjusted	$103.4	$91.1	229.8	234.6
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(15.2)	—	—	—
Impact of adoption of ASC 606	—	—	—	—
As reported	$88.2	$91.1	229.8	234.6
LODGING
Pro forma and macro adjusted	$43.4	$41.7	4.5	6.4
Impact of acquisitions/dispositions	—	(1.0)	—	(0.1)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
Impact of adoption of ASC 606	—	—	—	—
As reported	$43.4	$40.7	4.5	6.3
GIFT
Pro forma and macro adjusted	$48.0	$49.6	432.3	438.5
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
Impact of adoption of ASC 606	—	—	—	—
As reported	$48.0	$49.6	432.3	438.5
OTHER[1]
Pro forma and macro adjusted	$58.5	$54.1	18.7	18.6
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(2.2)	—	—	—
Impact of adoption of ASC 606	—	0.5	—	—
As reported	$56.3	$54.6	18.7	18.6

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$646.0	$583.5	820.1	827.9
Impact of acquisitions/dispositions	—	(1.0)	—	(0.1)
Impact of fuel prices/spread	22.2	—	—	—
Impact of foreign exchange rates	(24.7)	—	—	—
Impact of adoption of ASC 606	—	27.5	—	—
As reported	$643.4	$610.0	820.1	827.8

* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, food and transportation related businesses.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles first quarter and full year 2019 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	Q1 2019 GUIDANCE
	Low*	High*
Net income	$170	$180
Net income per diluted share	$1.93	$2.03

Stock based compensation	18	18
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	54	54
Total pre-tax adjustments	72	72

Income tax impact of pre-tax adjustments at the effective tax rate	(17)	(17)
Adjusted net income	$225	$235
Adjusted net income per diluted share	$2.55	$2.65

Diluted shares	89	89

	2019 GUIDANCE
	Low*	High*
Net income	$800	$830
Net income per diluted share	$9.05	$9.35

Stock based compensation	70	70
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	209	209
Total pre-tax adjustments	279	279

Income tax impact of pre-tax adjustments at the effective tax rate	(64)	(64)
Adjusted net income	$1,015	$1,045
Adjusted net income per diluted share	$11.40	$11.70

Diluted shares	89	89

* Columns may not calculate due to rounding.

Exhibit 7
Reconciliation of Impact of Adoption of ASC 606 to the Consolidated Statement of Income
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2018 As Reported[1]	Impact of ASC 606	2018 Prior to Adoption
Revenues, net	$643,422	$36,444	$679,866
Expenses:
Merchant commissions	—	42,650	42,650
Processing	131,609	(5,681)	125,928
Selling	46,667	1,927	48,594
General and administrative	104,453	—	104,453
Depreciation and amortization	67,230	—	67,230
Other operating, net	8,725	—	8,725
Operating income	284,738	(2,452)	282,286
Total other income	(112,325)	—	(112,325)
Income before income taxes	397,063	(2,452)	394,611
Provision for income taxes	95,063	(697)	94,366
Net income	$302,000	$(1,755)	$300,245

[1]Reflects the impact of the Company's adoption of ASC 606 and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effect of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606.